CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  11  to
Registration  Statement No. 333-78269 on Form N-1A of our report dated August 8,
2006, relating to the financial  statements of Oppenheimer Main Street Small Cap
Fund appearing in the Statement of Additional Information, which is part of such
Registration  Statement,  and  to  the  references  to  us  under  the  headings
"Financial  Highlights"  in the Prospectus and  "Independent  Registered  Public
Accounting  Firm" and  "Financial  Statements"  in the  Statement of  Additional
Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
August 22, 2006